As filed with the Securities and Exchange Commission on May 15 , 2019

Registration No. 333-231022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COCRYSTAL PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-578559
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19805 N. Creek Parkway

Bothell, Washington 98011

(786) 459-1831

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Martin, Chief Financial Officer

Cocrystal Pharma, Inc.

19805 N. Creek Parkway

Bothell, Washington 98011

(786) 459-1831

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael D. Harris, Esq.

Brian S. Bernstein, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, Florida 33410

(561) 686-3307

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this Pre-Effective Amendment No. 1 to our registration statement on Form S-3 (the “Amendment”) to respond to comments we received from the Securities and Exchange Commission on May 1, 2019 in regard to the registration statement on Form S-3 filed on April 25, 2019 (File No. 333-231022) (the “Registration Statement”).

This Amendment is amending the disclosure under the heading “Incorporation of Certain Information by Reference” in the prospectus included in Part I of the Registration Statement. Except as described above and for certain updates to the cover page and signature page of the Registration Statement and the cover page of the prospectus, no changes are being made to the Registration Statement as originally filed.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 15 , 2019

PROSPECTUS

Cocrystal Pharma, Inc.

1,686,494 Shares

Common Stock

This prospectus relates to the possible resale by the selling stockholders (the “Selling Stockholders”) identified in this prospectus of up to 1,686,494 shares of our common stock, par value $0.001 per share which includes (i) 1,602,283 shares of common stock issued in a private placement transaction, which closed on March 13, 2019 and (ii) 84,211 shares of common stock (the “Warrant Shares”) issuable upon exercise of warrants issued on May 3, 2018 (the “Warrants”). We are registering these shares of common stock (including the Warrant Shares) on behalf of the Selling Stockholders, to be offered and sold by them from time to time.

We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Warrants, which, if all Warrants are exercised, would result in gross proceeds to the Company of approximately $176,000.

The Selling Stockholders may offer the shares of our common stock from time to time and at such prices as each Selling Stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” or a supplement to this prospectus. Each Selling Stockholder may also sell the shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

We are registering the offer and sale of the shares of our common stock pursuant to certain registration rights granted to the Selling Stockholders. The registration of these shares does not necessarily mean that any of the shares will be offered or sold by the Selling Stockholders. The timing and amount of any sale is within the sole discretion of each Selling Stockholder.

The Selling Stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of common stock. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the Selling Stockholders against certain liabilities. To our knowledge, as of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering.

Our common stock is traded on The Nasdaq Capital Market under the symbol “COCP.” On May 14 , 2019, the last reported sales price of our common stock was $ 2.43 per share.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 4 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2019

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (“SEC”). By using a shelf registration statement, the selling stockholders identified herein (the “Selling Stockholders”) may sell, at any time and from time to time, in one or more transactions as described under “Plan of Distribution”, up to 1,686,494 shares of our common stock, par value $0.001 per share which represents: (i) 1,602,283 issued in our private placement offering which closed on March 13, 2019 and (ii) shares of common stock underlying the Warrants which were issued to the Company’s underwriter in the Company’s May 2018 public offering. We will not receive any of the proceeds from the sales of the common stock by the Selling Stockholders.

This prospectus provides you with a general description of us and our securities. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Additional Information” and “Incorporation of Certain Information by Reference”. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. We and the Selling Stockholders have not authorized anyone to provide you with any different information. The Selling Stockholders are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.

Cocrystal Pharma, Inc. and its subsidiaries are collectively referred to herein as “Cocrystal”, “the Company”, “we”, “us”, and “our”, unless otherwise specified or the context indicates otherwise.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “Cocrystal,” “we,” “us,” and “our” refer to Cocrystal Pharma, Inc. and its consolidated subsidiaries.

Corporate Information

Our principal executive offices are located at 19805 N. Creek Parkway, Bothell, Washington 98011 and our telephone number is (786) 459-1831. Our Internet website address is www.cocrystalpharma.com. The information on our website is not incorporated into this prospectus.

Our Company

Cocrystal Pharma, Inc. is a biotechnology company seeking to discover and develop novel antiviral therapeutics as treatments for serious and/or chronic viral diseases. We employ unique structure-based technologies and Nobel Prize winning expertise to create first- and best-in-class antiviral drugs. These technologies are designed to efficiently deliver small molecule therapeutics that are safe, effective and convenient to administer. We have identified promising preclinical and early clinical stage antiviral compounds for unmet medical needs including influenza, Hepatitis C virus (“HCV”), and norovirus infections.

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The Company operates in one segment. Management uses cash flows as the primary measure to manage its business and does not segment its business for internal reporting or decision-making.

Cocrystal Technology

We are developing antiviral therapeutics that inhibit the essential replication function of various viruses. One of our goals is to decrease the duration of HCV therapy by advancing drug candidates targeting the HCV RNA-dependent RNA polymerase enzyme. Additional goals include treating human and avian (bird) influenza virus and norovirus infections by discovering and developing drug candidates targeting the viral replication complex. To discover and design these inhibitors, we use a proprietary platform comprising computation, medicinal chemistry, X-ray crystallography, and our extensive know-how. We determine the structures of cocrystals containing the inhibitors bound to the enzyme or protein to guide our design. We also use advanced computational methods to screen and design product candidates using proprietary cocrystal structural information. In designing the candidates, we seek to anticipate and avert potential viral mutations leading to resistance. By designing and selecting drug candidates that interrupt the viral replication process and also have specific binding characteristics, we seek to develop drugs that are not only effective against both the virus and possible mutants of the virus, but which also have reduced off-target interactions that cause undesirable clinical side effects. This approach requires an extensive knowledge of viruses and drug targets to carry out. In addition, knowledge and experience in the fields of structural biology, and enzymology are required. We developed our proprietary structure-based drug design under the guidance of Dr. Roger Kornberg, our Chief Scientist and recipient of the Nobel Prize in Chemistry in 2006. Our drug discovery process focuses on those parts of the enzymes to which drugs bind and on drug-enzyme interactions at the atomic level. Additionally, we have developed proprietary targeted in-house chemical libraries of non-nucleoside inhibitors, metal-binding inhibitors, and drug-like fragments. Our drug discovery process is different from traditional, empirical, medicinal chemistry approaches that often require iterative high-throughput compound screening and lengthy hit-to-lead processes. We continue developing preclinical and clinical drug candidates using our proprietary drug discovery technology.

Merck Collaboration Agreement

On January 2, 2019, we entered into an Exclusive License and Research Collaboration Agreement (the “Collaboration Agreement”) with Merck Sharp & Dohme Corp. (“Merck”) to discover and develop certain proprietary influenza A/B antiviral agents.

Under the terms of the Collaboration Agreement, Merck is funding research and development for the program at Cocrystal and Merck, including clinical development at Merck, and Merck is responsible for worldwide commercialization of any products derived from the collaboration. The Company received an upfront payment of $4,000,000 and is eligible to receive milestone payments related to designated development, regulatory and sales milestones with the potential to earn up to $156,000,000, as well as royalties on product sales.

Private Placement

On March 13, 2019, the Company closed a private placement of 1,602,283 shares of its common stock and received gross proceeds of $4,182,000, before deducting offering expenses and commissions, and net proceeds were approximately $3,674,000, after payment of commission to a broker-dealer and legal fees of the broker-dealer and our legal and accounting fees.

Pursuant to the terms of the Purchase Agreements executed by the Company and the investors, the Company agreed to prepare and file with the SEC a registration statement on or before April 25, 2019 for purposes of registering the resale of the shares. The Company also agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 30 days after the filing deadline (60 days in the event the registration statement is reviewed by the SEC). If the Company fails to meet the specified filing deadlines or keep the registration statement effective, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Selling Stockholders.

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THE OFFERING

Common stock outstanding prior to the offering:	31,620,646 shares

Common stock offered by the Selling Stockholders:	1,686,494 shares, including 84,211 Warrant Shares

Common stock outstanding immediately following the offering:	31,704,857 shares

Use of proceeds:	We will not receive any of the proceeds from the sale of any of the shares that may be offered from time to time by the Selling Stockholders.

Risk Factors:	See “Risk Factors” beginning on page 4 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Stock Symbol:	“COCP”

The number of shares of common stock to be outstanding prior to and after this offering excludes:

●	1,199,824 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $5.70 per share;

●	159,164 shares of common stock issuable upon the exercise of warrants, having a weighted average exercise price of $15.00 per share; and

●	1,505,414 shares of common stock reserved for future issuance under our 2015 Equity Incentive Plan.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the incorporated documents contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on April 1, 2019, as well as the risks, uncertainties and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Documents By Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the Selling Stockholders. However, we may receive proceeds from the cash exercise of the Warrants, which would result in gross proceeds to us of approximately $176,000 and will be used for general corporate purposes. The use of proceeds from such Warrant exercises, if any, will not be subject to any restrictions.

SELLING STOCKHOLDERS

As described in the section of this prospectus entitled “About this Prospectus”, the Selling Stockholders acquired shares of our common stock and Warrants exercisable for Warrant Shares. In connection with the closing of the Private Placement, we entered into Purchase Agreements containing certain registration rights, pursuant to which we agreed to prepare and file one or more registration statements covering the resale of the shares of common stock and Warrant Shares issued in the Private Placement. We are filing this Registration Statement to comply with our registration requirements under the Purchase Agreements. For additional information regarding the issuance of common stock in the Private Placement, see “Prospectus Summary—Private Placement.” Additionally, the Warrant Shares are being registered in accordance with certain piggy-back registration rights granted under the Warrants.

The following table sets forth for each Selling Stockholder, the name, the number and percentage of shares of common stock beneficially owned as of April 25, 2019, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number and percentage of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock pursuant to this prospectus. The information presented in the table is based on 31,620,646 shares of our common stock outstanding on April 25, 2019.

Only those Selling Stockholders listed below may offer and sell the common stock pursuant to this prospectus and any accompanying prospectus supplement. The Selling Stockholders may offer all or less than all of the shares listed in the table below for sale pursuant to this prospectus and any accompanying prospectus supplement from time to time. Accordingly, no estimate can be given as to the shares of common stock that the Selling Stockholders will hold upon consummation of any such sales, but for purposes of the last two columns below, we have assumed that all of the shares of common stock that may be offered pursuant to this prospectus will be sold by the Selling Stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, this table is based on information supplied to us by the Selling Stockholders and certain of our otherwise indicated, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

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Name and Address of Selling Stockholder	Number of securities beneficially owned before offering	Number of securities to be offered	Number of securities owned after offering	Percentage of securities beneficially owned after offering

Connective Capital I QP LP (1)	70,000	70,000	0	0%

LSP Life Sciences Fund N.V. (2)	1,885,394	766,283	1,119,111	3.5%

Wasatch Micro Cap Value Fund (3)	243,000	243,000	0	0%

Wasatch Ultra Growth Fund (4)	846,443	523,000	323,443	1.0%

A.G.P./Alliance Global Partners (5)	29,474	29,474	0	0%

Carmelo Cataudella (5)	3,500	3,500	0	0%

David Birenbaum (5)	1,684	1,684	0	0%

David Bocchi (5)	11,092	11,092	0	0%

Harry Ioannou (5)	21,053	21,053	0	0%

James Tang (5)	3,158	3,158	0	0%

Zachary Grodko (5)	3,158	3,158	0	0%

Zachary Hirsch (5)	11,092	11,092	0	0%

*	Indicates beneficial ownership of less than 1%.

(1) Address is 385 Homer Avenue, Palo Alto, California 94301. Mr. Robert Romero, as portfolio manager, has the power to vote and dispose of the securities held by the Selling Stockholder.

(2) LSP Life Sciences Fund N.V. (“Record Holder”) is the record holder of 1,046,294 shares of common stock. LSP Advisory B.V. (“Sole Director”) is the sole director of the Record Holder and in such capacity may be deemed to beneficially own the shares held of record by Record Holder. In addition, Sole Director has the power to vote and dispose of 839,100 shares of common stock held in client accounts for which it serves as the investment advisor. LSP Advisory Group B.V. is the sole shareholder of the Sole Director and Mr. Marcus Wegter is the director of LSP Advisory Group B.V. Therefore, each of LSP Advisory Group B.V. and Mr. Wegter may be deemed to share beneficial ownership of the shares of common stock beneficially owned by LSP Advisory B.V. Address is c/o LSP, Johannes Vermeerplein 9, 1071 DV Amsterdam, the Netherlands.

(3) Address is 505 Wakara Way, 3rd Floor, Salt Lake City, Utah 84108. Mr. Brian Bythrow has the power to vote and dispose of the securities held by the Selling Stockholder.

(4) Address is 505 Wakara Way, 3rd Floor, Salt Lake City, Utah 84108. Mr. John Malooly has the power to vote and dispose of the securities held by the Selling Stockholder.

(5) Address is c/o A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, New York 10022. Represents Warrant Shares underlying the Warrants which were issued in May 2018 to A.G.P./Alliance Global Partners (“AGP”) as partial consideration for acting as the representative of the underwriters in the May 2018 offering. Subsequently, most of the Warrants were transferred to affiliates of AGP who are listed as Selling Stockholders. AGP has acted as a sales agent pursuant to the Equity Distribution Agreement, dated July 19, 2018 (the “Distribution Agreement”) by and among the Company, AGP and the other parties named therein. The sales of the Company’s common stock pursuant to the Distribution Agreement are currently suspended.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock of the Selling Stockholders which were issued in the March 2019 private placement offering and the Warrant Shares underlying the Warrants issued in May 2018 to permit the resale of such shares by such stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares. We will only receive the proceeds from the exercise of the Warrants. We will bear all fees and expenses incident to our obligation to register the shares, except that, if the shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for any underwriting discounts or commissions or agent’s commissions.

The Selling Stockholders, which may include donees, pledgees, transferees or other successors in interest selling shares or interests in shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership, distribution or other transfer, may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale. The Selling Stockholders may use any one or more of the following methods when disposing of the shares:

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The Selling Stockholders may also sell the shares short and deliver the shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge the shares to broker-dealers that in turn may sell such shares.

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The Selling Stockholders may pledge or grant a security interest in some or all of the shares owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, as amended, or the Securities Act, amending, if necessary, the list of Selling Stockholders to include such pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares pursuant to the registration statement of which this prospectus forms a part, including, without limitation, filing fees payable to the SEC and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

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EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. You may read and copy all or any portion of the registration statement or any other information, at the SEC’s Internet website, which is located at www.sec.gov and which also contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.cocrystalpharma.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the Registration Statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Investor Relations

Cocrystal Pharma, Inc.

19805 N. Creek Parkway

Bothell, Washington 98011

Telephone number: (786) 459-1831

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not, and the Selling Stockholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. The Selling Stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only, and that any information we have incorporated by reference was accurate on the date of the document incorporated by reference only. Our business, financial condition, results of operations and prospects may have changed since such date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our annual report on Form 10-K for the year ended December 31, 2018 filed on April 1, 2019;

●	Our current reports on Form 8-K filed on January 4, 2019, January 7, 2019, February 4, 2019, March 11, 2019, March 14, 2019, March 19, 2019, March 26, 2019, April 9, 2019 and April 18, 2019 (other than current reports furnished under Item 7.01 of Form 8-K and exhibits that are related to such item); and

●	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38418), filed under Section 12(b) of the Exchange Act on March 9, 2018, including any subsequent amendment or report filed for the purpose of amending such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the completion or termination of the offering of the securities hereunder, including all such reports and documents we may file with the SEC after the date of the initial filing of and prior to the effectiveness of the registration statement, will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports or portions thereof that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$533.49
Accounting fees and expenses	$20,000
Legal fees and expenses	$45,000
Miscellaneous fees and expenses	$9,466.51
Total	$75,000

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law (“DGCL”), which Cocrystal is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under Section 145(a) and (b) of the DGCL (unless ordered by a court) shall be made by Cocrystal only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

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Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 11 of Cocrystal’s Certificate of Incorporation provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL. In furtherance of that authority, we have entered into Indemnification Agreements with each of our executive officers and directors.

Cocrystal carries directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to Cocrystal and its subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Cocrystal has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

The exhibits required by Item 601 of Regulation S-K and Item 16 of this Registration Statement are listed in the Exhibit Index immediately preceding the signature page and such list is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date	Number	Herewith
1.1	Underwriting Agreement, dated as of April 30, 2018, by and between Cocrystal Pharma, Inc. and A.G.P./Alliance Global Partners are representative of the several underwriters*	8-K	5/2/18	1.1
4.1	Form of Underwriter’s Warrant	8-K	5/2/18	4.1
4.2	Form of Securities Purchase Agreement, dated March 11, 2019	8-K	3/11/19	10.1
5.1	Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. **
23.1	Consent of BDO USA, LLP**
23.2	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A.***

* The exhibits from this Exhibit have been omitted. The Company undertakes to furnish the omitted exhibits to the Commission upon request.

** Previously filed.

*** Contained in Exhibit 5.1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on May 15 , 2019.

Cocrystal Pharma, Inc.

By:	/s/ Gary Wilcox
Gary Wilcox
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary Wilcox	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 15 , 2019
Gary Wilcox

/s/ James Martin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 15 , 2019
James Martin

Director
Todd Brady

/s/ Phillip Frost	Director	May 15 , 2019
Phillip Frost

/s/ Jane Hsiao	Director	May 15 , 2019
Jane Hsiao

/s/ Anthony Japour	Director	May 15 , 2019
Anthony Japour

/s/ Steven Rubin	Director	May 15 , 2019
Steven Rubin